Memorandum of Understanding

Net2Wireless     Net2Wireless, Inc., a Delaware corporation.
PelePhone        PelePhone Communications Ltd., an Israeli company.
The Project A 1 (one) month field test (the: "Field Test" and "Field Test Period" respectively) of the Net2Wireless' technology on CDMA technology platform, according to the specification set forth in Appendix "B" forming an integral part hereof (the "Project"). Subject to PelePhone's complete fulfillment of its obligations under this Memorandum of Understanding the Project and the Field Test Period will commence within approximately 6 (six) months after the execution of this Memorandum of Understanding. In the event there will be a delay in the completion of PelePhone's obligations under this Memorandum of Understanding the commencement of the Project will be postponed respectively. It is clarified that Pelephone shall not be liable in any way due to such a delay.

Net2Wireless Obligations For the purpose of the Field Test, Net2Wireless will loan to PelePhone for the Field Test Period, free of charge, under a personal, non-exclusive, non-transferable license, a Value Added Services System for CDMA technology platform customized for Samsung cellular hand set and O/S PSOS, which will consist of hardware, applications and thin client software, as fully described under Appendix "B"(the "Products"). The Field Test shall include all the Services incorporated in the System (including the video platform). Net2Wireless will use its reasonable best efforts to complete the customization within the 6 (six) months period following the execution of this Memorandum of Understanding. Promptly upon the expiration or earlier termination of the Project, Pelephone will return to NET2Wireless all hardware and software received by it from NET2Wireless for purposes of the Project.

PelePhone Obligations (i) PelePhone will supply all the CDMA technology platform and infrastructure necessary to conduct the Project; all reasonable help in obtaining from the importer/producer of the relevant handsets, technical support and infrastructure necessary for the installation of thin client in the cellular hand set; and, any other reasonable support necessary for the Project, all as fully described under Appendix "B".

(ii) Pelephone acknowledges and understands that the Product: (i) is not intended for production use as it may contain errors, inaccuracies, malfunctions or the like; (ii) has not been released by Net2Wireless for general distribution of the Product; (iii) Net2Wireless has not completed its testing and quality assurance of the Product.

Title in Product The Product provided hereunder is proprietary to Net2Wireless, and Pelephone agrees to be bound by and observe the proprietary nature thereof as provided in Appendix A attached hereto. No title to or ownership of the Product or any of its parts is transferred to Pelephone. Title to all applicable rights in patents, copyrights and trade secrets in the Product is, will be and shall remain exclusively in Net2Wireless.

It is hereby clarified that in no case shall the Project, or any of the parties' obligations in connection with it, shall compromise, in any way, the services rendered by Pelephone to its customers. In any case of discrepancy between Pelephone's obligations hereunder and/or the Field Test, and the supply by Pelephone of services to its customers, the latter shall prevail.

<PAGE 1>

Commercial Agreement After the completion of the Project, Pelephone shall have a 60 days optional right to finalize a commercial agreement with Net2Wireless, or Team Communications Ltd. as an integrator for Net2Wireless, under which PelePhone will purchase the Net2Wireless system used at the Project and an enhancement, at conditions as shall be agreed upon by the parties (the "Commercial Agreement").

Alterations, Modifications During the Field Test Period, Pelephone, agrees to maintain the Products in the same condition which existed when supplied, reasonable wear and tear excepted, and not to make any alterations, modifications or attachments to the Products, without the prior written consent of Net2Wireless.

Third Party Rights PelePhone acknowledges that it has been brought to its attention that Net2Wireless is currently conducting a similar project with Partner Communications Ltd. ("Partner") under which Net2Wireless has secured Partner exclusive rights to purchase the video platform for a period ending two years following the signing of a definitive agreement between Partner and Net2Wireless relating to the video platform, and that Net2Wireless is not able to provide a Video module in respect to which Partner has a right of first refusal. PelePhone hereby waives any explicit or implied claim or right in respect thereto.

Disclaimer of representations and warranties Pelephone acknowledges and agrees that the Products have not been fully tested, and that Net2Wireless has not made any warranties regarding the Products or Net2Wireless' technology to be used therein, PelePhone's use of the Products, or any information or relating to the Products. Net2Wireless specifically disclaims all express and implied warranties, but not limited to the implied warranties of merchantability and fitness for a particular purpose.

Limitation on Liability In no event, shall Net2Wireless be liable for: (i) damage resulting from loss of data, use or profits; (ii) any damage resulting from re-run time, inaccurate input, or work delays (iii) any other damage resulting from Pelephone's use or possession of the Products. Pelephone acknowledges and agrees that it shall have the sole responsibility for adequate protection and back-up of its data or equipment that is used in connection with the Products and/or Project, and that Net2Wireless shall have no liability for any loss or damages resulting from Pelephone's failure to do so.

The above shall not apply to damage resulting from gross negligence by Net2Wireless, or anyone on its behalf and/or to bodily injury or death and/or to damage to tangible property resulting from negligence of Net2Wirelwss or anyone on its behalf.

Assignment of Rights The Parties may not assign any of their rights or delegate any of their obligations under this MOU without obtaining the prior written consent of the other party which consent shall not be unreasonably withheld, and any attempted assignment or delegation lacking such consent shall be null and void.

Notwithstanding the foregoing, the parties agree that: (i) either party shall be entitled to assign its rights and obligations hereunder to any entity controlled by or under common control with the assigning party, without obtaining the other party's consent to such assignment, provided that such entity shall be bound by the rights and obligations provided herein; (ii) Net2Wireless shall be entitled to assign its rights and obligations hereunder to Sensar Corporation without obtaining PelePhone's consent to such assignment.

<PAGE 2>

Binding This Memorandum of Understanding constitutes a binding obligations of the parties, and is a summary of the state of the parties discussions. In the event the parties fail to execute the Commercial Agreement within the 60-day period referred to above, this Memorandum of Understanding will terminate and be rendered null and void save for the obligations which by their nature survive termination. Notwithstanding anything contained herein to the contrary, in the event that either party shall not satisfy its obligations hereunder, the other party shall, as its sole remedy, be entitled to terminate the Project upon 7 business days prior notice, upon which termination, this Memorandum of Understanding shall terminate and be of no further force and effect.

Non-Disclosure The parties will execute a reciprocal non-disclosure agreement in the form set forth in Appendix "A" forming an integral part thereof. Non-Exclusivity The parties hereby acknowledge that nothing in this MOU shall be construed as granting any form of exclusivity to either party.

Third party infringement Net2Wireless will defend at its expense any action brought against Pelephone to the extent based upon the claim that any part of the Products and/or the Field Test, including Hardware and/or Software, constitutes infringement of any patent, copyright or other intellectual property right of a third party ("intellectual property right"),and shall pay any settlements or judgments to the extent based thereof, including reasonable expenses incurred by PelePhone, provided Net2Wireless shall have sole control of any such action or settlements negotiations, and provided further that PelePhone notifies Net2Wireless, forthwith, in writing of such a claim, suit or proceeding and gives Net2Wireless all such relevant information as may be in its possession and otherwise co-operates with Net2Wireless at Net2Wireless expense. PelePhone acknowledges and agrees that Net2Wireless shall be the sole beneficiary of any amounts granted in favor of PelePhone and/or Net2Wireless under any such procedure.

Indirect Damages Notwithstanding any stipulation in this MOU, neither party shall be liable towards the other for special, indirect, incidental, or consequential damage. It is clarified that the above shall not include bodily injury or death.

Execution This Memorandum of Understanding shall become effective on the date stated below provided it is executed by the duly authorized officers of the respective parties and shall be binding upon and inure to the benefit of the parties. In the event that this Memorandum of Understanding is not signed simultaneously by duly authorized officers of the respective parties, it shall unless otherwise agreed in writing, become null and void if either party shall have failed to sign same and submit a signed copy to the other party 10 (ten) days after it was sent to it.

Governing Law and Jurisdiction This Agreement shall be governed by and construed in accordance with the laws of the State of Israel. The courts of Tel-Aviv-Jaffa shall have exclusive jurisdiction in respect of any dispute or matter arising out of or connected with this Agreement.

<PAGE 3>

IN WITNESS WHEREOF, the undersigned have hereunto set their hands.



/s/                                       /s/
Net2Wireless, Inc.                        PelePhone Communications Ltd.


Date:   ___________________               Date:   ____________________

<PAGE 4>

                                  Appendix "A"
                         MUTUAL NON-DISCLOSURE AGREEMENT

This Non-Disclosure Agreement ("Agreement") is made this ____ Day of ________, 2000 ("Effective Date") between PELEPHONE COMMUNICATION LTD of 33 Derech Rabbin, Givataim, 61620, Israel ("PELEPHONE") and Net2Wireless, Inc., a corporation organized and existing under the laws of Delaware ("the COMPANY").

In consideration of the mutual covenants and conditions set forth herein, it is agreed as follows:

1. 1.1 By this Agreement, CONFIDENTIAL INFORMATION, is defined as meaning information identified as or relating to:

PELEPHONE'S CONFIDENTIAL INFORMATION: all Information relating to Pelephone's cellular network and services, including all intellectual property, software, prototypes, methods, marketing information, technical information, marketing and operational projections; plans and opportunities; product research, development or information; and designs.

     and

THE COMPANY'S CONFIDENTIAL INFORMATION: all Information relating to the Company's value added services system installed and operated in connection with the Field Test referred to in the MOU (as defined below).

disclosed during and for the purpose of the Project, as such term is defined under the Memorandum of Understanding made and entered to by the parties (the "MOU"), in oral, visual, written, graphic, machine recognizable and/or sample and/or other tangible form and all information marked by the Parties with a "confidential" "proprietary", or similar legend. Confidential Information may include, without limitation, computer programs, code, algorithms, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information.

In order for information disclosed orally to be considered confidential, it shall be confirmed in writing by the Disclosing Party within thirty (30) days after such disclosure.

1.2 Confidential Proprietary Information disclosed hereunder may only be used by the Receiving Party for the evaluation of a potential commercial transaction between the parties.

1.3 No License, express, implied or otherwise in this Agreement, is granted to the Receiving Party other than the use of the Confidential Information for purposes stated in section 1.2 above only, in the manner and to the extent authorized under this Agreement.

2. The Parties agree that all Confidential Proprietary Information is and shall at all times remain the property of the Disclosing Party. The Disclosing Party shall not be obligated to disclose any particular information to the Receiving Party, unless agreed otherwise between the parties. No use of such information is permitted except as otherwise provided herein and no grant under any of the Disclosing Party's Intellectual Property rights is hereby intended or given to the Receiving Party.

<PAGE 5>

3. The Parties agree that for a period of five (5) years following the date hereof each shall maintain the confidentiality of the Confidential Proprietary Information of the other party and will not disclose such Information to any third party, except if authorized by the Disclosing Party in advance and in writing. The Parties further agree to keep confidential the existence of this Agreement.

4. The Receiving Party agrees to restrict disclosure of the Disclosing Party's Confidential Proprietary Information to employees, who have a "need to know" and have been notified that such information is Confidential Information for the purpose set forth herein and entered into binding obligations of confidentiality no less restrictive than those of this Agreement. The Receiving Party further agrees that such Information shall be handled with the same degree of care which it applies to its own Confidential Information, but in no event less than reasonable care in safeguarding against disclosure of Confidential Proprietary Information.

5.     Confidential Information shall not include Confidential Information that:
(i) is or becomes a matter of public knowledge through no fault of the Receiving Party; or (ii) the Receiving Party can substantiate that it was in its possession prior to receipt from the Disclosing Party; or (iii) was rightfully disclosed to the Receiving Party by another entity without restriction; or (iv) the Receiving Party can substantiate that it is independently developed by the Receiving Party without access to such Confidential Information. The Receiving Party may disclose Confidential Information pursuant to any statutory or regulatory authority or court order, provided that the Disclosing Party, unless the receiving party is prohibited to do so by the said statutory or regulatory authority or court order, is given prompt prior written notice of such requirement and the scope of such disclosure is limited to the extent possible.

6. The Receiving Party agrees to immediately return to the Disclosing Party, upon its request, all Confidential Information received and any copies made thereof of all devices, graphic, writings and all information in all tangible forms, containing any of the Confidential Proprietary Information referred to in this Agreement, except that one copy may be kept for legal archive purposes.

7. It is hereby declared and agreed that this Agreement does not, in any way, establish any principal/agent employee and/or ownership relationship between the Parties hereto.

8. Except as provided herein, neither the execution of this Agreement nor the furnishing of any Confidential Information under this Agreement, shall be construed as granting either expressly or by implication, estoppel or otherwise, any license under any invention, improvement, discovery or patent now or hereafter owned or controlled by the Party disclosing Confidential Information hereunder.

9. This Agreement shall not be construed as a Teaming, Joint Venture or other such arrangement and the parties understand that nothing herein requires either party to proceed with any proposed transaction or relationship in connection with which Confidential Information may be disclosed; rather, the parties hereto expressly agree that this Agreement is solely for the purpose of protecting Confidential Proprietary Information.

<PAGE 6>

10. The Company acknowledges that Pelephone may currently or in the future be developing information internally, or receiving information from other parties that may be similar to The Company information. Accordingly, nothing in this Agreement will be construed as a representation or inference that Pelephone will not develop products, or have products developed for it, that, without violation of this Agreement, compete with the products or systems contemplated by the Company's Confidential Information. For so long as the parties are engaged in business relationship and continuing for twenty four (24) months after the termination or expiration of such relationship, the Receiving Party shall not, directly or indirectly, in any capacity whatsoever solicit, endeavor to entice away from the Disclosing Party or otherwise interfere with the relationship of the Disclosing Party with any person or entity who is, or was within the preceding twenty four (24) months, under any form of business relationship with the Disclosing Party, or who is employed by the Disclosing Party, provided that such person or entity is directly involved in the Project.

11. This Agreement and the rights and obligations hereunder, may not be transferred or assigned by one Party without the prior written consent of the other Party.

12. Each Party agrees that money damages may be an inadequate remedy for breach of this Agreement and that any violation or threatened violation of this Agreement may entitle the other Party to seek injunctive relief in addition to all legal remedies.

13. This Agreement contains the entire understanding between the parties relating to the protection of Confidential Information and supersedes all prior and collateral communication, reports and understanding between the Parties in respect thereto. No change, modification, revision or addition to any provision hereof shall be binding unless in writing and signed by authorized representatives of all Parties.

14. This Agreement shall be governed by and construed in accordance with the Israeli law, and the sole judicial competence relating to any claim arising out of this Agreement, is vested in the competent courts of Tel Aviv.
IN WITNESS WHEREOF, this Agreement is executed by the duly authorized representatives of the Parties hereto:

THE COMPANY                        PELEPHONE

______________________________     ______________________________
(Authorized Signature)             (Authorized Signature)

______________________________     ______________________________
(Typed Name)                       (Typed Name)

______________________________     ______________________________
(Title)                            (Title)

(Date)  ______________________     (Date)________________________

<PAGE 7>
                                  Appendix "B"


                            Technical Specifications
<PAGE 8>